Global Payments Reports Fiscal 2016 Earnings, Establishes Fiscal 2017 Growth Targets and Announces Fiscal Year Change to Calendar Year End

ATLANTA, July 28, 2016 -- Global Payments Inc. (NYSE: GPN) today announced results for its fiscal fourth quarter and year ended May 31, 2016.
“Fiscal 2016 was a transformative year for Global Payments. We are delighted with our performance as results exceeded our expectations, reflecting continued strong execution throughout the year,” said Jeff Sloan, Chief Executive Officer. “Our partnership with Heartland Payments is off to a strong start. Our combined senior management team is in place, we are executing initiatives to drive incremental revenue enhancements and we are realizing the integration synergies we previously outlined. We expect continued positive momentum in 2017.”

Full-Year Fiscal 2016 Summary

•
GAAP revenues were $2.90 billion, compared to $2.77 billion in fiscal 2015; diluted earnings per share were $2.04 compared to $2.06 in the prior year; and operating margin was 14.7% compared to 16.5% in fiscal 2015.

•	Adjusted net revenue grew 11% to $2.17 billion, compared to $1.95 billion in fiscal 2015. On a constant currency basis, adjusted net revenue grew 17%.

•	Cash diluted earnings per share grew 18% to $2.98, compared to $2.52 in fiscal 2015. On a constant currency basis, cash diluted earnings per share grew 29%.

•	Cash operating margin expanded to 29.2%, a 50 basis point increase over fiscal 2015. On a constant currency basis, adjusted operating margin increased 120 basis points.

Fourth Quarter Fiscal 2016 Summary

•
GAAP revenues were $747.1 million, compared to $706.5 million in the fourth quarter of fiscal 2015; diluted earnings per share were $0.26 compared to $0.49 in the prior year; and operating margin was 7.5% compared to 14.7% in the fourth quarter of fiscal 2015.

•	Adjusted net revenue grew 25% to $620.9 million, compared to $496.3 million in the fourth quarter of fiscal 2015. On a constant currency basis, adjusted net revenue grew 27%.

•	Cash diluted earnings per share grew 14% to $0.73, compared to $0.64 in the fourth quarter of fiscal 2015. On a constant currency basis, cash diluted earnings per share grew 16%.

•	Cash operating margin expanded to 28.1%, a 40 basis point increase over the fourth quarter of fiscal 2015. On a constant currency basis, cash operating margin increased 70 basis points.

Fiscal 2017 Outlook
“Following another year of strong financial performance, as well as the completion of our transformational merger with Heartland, we are pleased to announce accelerated growth guidance for fiscal 2017,” stated Cameron Bready, Executive Vice President and Chief Financial Officer.
For fiscal 2017, the company expects constant currency adjusted net revenue of $3.25 billion to $3.35 billion, or 50% to 54% growth over fiscal 2016. Annual adjusted operating margin for fiscal 2017 is expected to expand by up to 70 basis points on a constant currency basis. The company also expects constant currency diluted cash earnings per share of $3.50 to $3.60, representing growth of 17% to 21% over fiscal 2016.

Change in Fiscal Year End
Global Payments’ Board of Directors has approved a change in the company’s fiscal year end from May 31 to December 31. As a result, the company will report transitional financial statements for the seven-month period from June 1, 2016 to December 31, 2016 in February 2017. This change in fiscal year end is being made to allow our stakeholders to better compare the company’s performance to that of its peers.

Capital Allocation
Global Payments’ Board of Directors approved a quarterly dividend of $0.01 per share payable August 26, 2016 to shareholders of record as of August 12, 2016.

Conference Call
Global Payments’ management will host a conference call today, July 28, 2016 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing income and related earnings per share on a "cash earnings" basis and adjusted net revenue in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 8,500 employees worldwide, Global Payments is a member of the S&P 500 with merchants and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our most recent

Annual Report on Form 10-K and any subsequent SEC filings, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Andrew Langford	Amy Corn
770-829-8991	770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31,			Year Ended May 31,
	2016	2015	% Change	2016	2015	% Change

Revenues	$747,064	$706,549	5.7%	$2,898,150	$2,773,718	4.5%

Operating expenses:
Cost of service	345,680	254,217	36.0%	1,147,639	1,022,107	12.3%
Selling, general and administrative	345,182	348,732	(1.0)%	1,325,567	1,295,014	2.4%
	690,862	602,949	14.6%	2,473,206	2,317,121	6.7%

Operating income	56,202	103,600	(45.8)%	424,944	456,597	(6.9)%

Interest and other income	1,758	1,315	33.7%	5,284	4,949	6.8%
Interest and other expense	(28,647)	(9,647)	197.0%	(69,316)	(44,436)	56.0%
	(26,889)	(8,332)	222.7%	(64,032)	(39,487)	62.2%

Income before income taxes	29,313	95,268	(69.2)%	360,912	417,110	(13.5)%
Benefit (provision) for income taxes	11,866	(25,158)	NM	(70,695)	(107,995)	(34.5)%
Net income	41,179	70,110	(41.3)%	290,217	309,115	(6.1)%
Less: Net income attributable to noncontrolling interests, net of income tax	(3,991)	(4,785)	(16.6)%	(18,551)	(31,075)	(40.3)%
Net income attributable to Global Payments	$37,188	$65,325	(43.1)%	$271,666	$278,040	(2.3)%

Earnings per share attributable to Global Payments[1]:
Basic	$0.27	$0.50	(46.0)%	$2.05	$2.07	(1.0)%
Diluted	$0.26	$0.49	(46.9)%	$2.04	$2.06	(1.0)%

Weighted-average number of shares outstanding[1]:
Basic	139,952	131,488		132,284	134,072
Diluted	140,948	132,392		133,167	134,922

1 Earnings per share data and weighted-average number of shares outstanding for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

NM = Not Meaningful

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31,			Year Ended May 31,
	2016	2015	% Change	2016	2015	% Change

Adjusted net revenue	$620,868	$496,258	25.1%	$2,173,093	$1,952,892	11.3%

Adjusted operating income	$174,460	$137,192	27.2%	$633,643	$560,007	13.1%

Cash net income attributable to Global Payments	$103,012	$84,259	22.3%	$396,621	$340,084	16.6%

Cash diluted earnings per share attributable to Global Payments[1]:	$0.73	$0.64	14.1%	$2.98	$2.52	18.3%

1 Earnings per share data for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended May 31,
	2016		2015		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenues:
North America	$532,372	$427,566	$503,044	$314,114	5.8%	36.1%
Europe	158,524	137,134	154,827	133,466	2.4%	2.7%
Asia-Pacific	56,168	56,168	48,678	48,678	15.4%	15.4%
	$747,064	$620,868	$706,549	$496,258	5.7%	25.1%

Operating income:
North America	$73,612	$117,648	$74,233	$85,500	(0.8)%	37.6%
Europe	51,036	65,576	55,696	66,077	(8.4)%	(0.8)%
Asia-Pacific	10,628	14,780	9,068	10,671	17.2%	38.5%
Corporate	(79,074)	(23,544)	(35,397)	(25,056)	123.4%	(6.0)%
	$56,202	$174,460	$103,600	$137,192	(45.8)%	27.2%

	Year Ended May 31,
	2016		2015		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenues:
North America	$2,052,623	$1,405,502	$1,968,890	$1,228,334	4.3%	14.4%
Europe	631,900	553,964	615,966	535,696	2.6%	3.4%
Asia-Pacific	213,627	213,627	188,862	188,862	13.1%	13.1%
	$2,898,150	$2,173,093	$2,773,718	$1,952,892	4.5%	11.3%

Operating income:
North America	$307,626	$392,486	$293,139	$337,980	4.9%	16.1%
Europe	244,837	275,698	240,014	266,768	2.0%	3.3%
Asia-Pacific	50,743	60,898	39,697	44,472	27.8%	36.9%
Corporate	(178,262)	(95,439)	(116,253)	(89,213)	53.3%	7.0%
	$424,944	$633,643	$456,597	$560,007	(6.9)%	13.1%

1 See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	May 31, 2016	May 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,044,728	$650,739
Accounts receivable, net of allowances for doubtful accounts of $353 and $468, respectively	281,612	202,390
Claims receivable, net of allowances for doubtful accounts of $4,868 and $2,684, respectively	6,799	548
Settlement processing assets	1,336,326	2,394,822
Prepaid expenses and other current assets	181,848	41,416
Total current assets	2,851,313	3,289,915
Goodwill	4,829,405	1,491,833
Other intangible assets, net	2,264,708	560,136
Property and equipment, net	493,678	374,143
Deferred income taxes	22,719	30,428
Other noncurrent assets	48,129	32,846
Total assets	$10,509,952	$5,779,301

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$378,436	$592,629
Current portion of long-term debt	135,542	61,784
Accounts payable and accrued liabilities	696,414	326,875
Settlement processing obligations	1,220,315	2,033,900
Total current liabilities	2,430,707	3,015,188
Long-term debt	4,379,744	1,678,283
Deferred income taxes	744,862	202,855
Other noncurrent liabilities	77,235	19,422
Total liabilities	7,632,548	4,915,748
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 154,421,585 issued and outstanding at May 31, 2016 and 130,557,676 issued and outstanding at May 31, 2015	—	—
Paid-in capital	1,976,715	148,742
Retained earnings	1,015,811	795,226
Accumulated other comprehensive loss	(246,050)	(185,992)
Total Global Payments shareholders’ equity	2,746,476	757,976
Noncontrolling interests	130,928	105,577
Total equity	2,877,404	863,553
Total liabilities and equity	$10,509,952	$5,779,301

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended May 31,
	2016	2015
Cash flows from operating activities:
Net income	$290,217	$309,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	74,192	64,918
Amortization of acquired intangibles	113,689	72,587
Share-based compensation expense	30,809	21,056
Provision for operating losses and bad debts	27,202	14,506
Deferred income taxes	(18,162)	81,079
Other, net	9,257	3,073
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(14,542)	1,248
Claims receivable	(29,078)	(9,317)
Settlement processing assets and obligations, net	218,061	(78,794)
Prepaid expenses and other assets	(35,138)	14,743
Accounts payable and other liabilities	(81,506)	(69,513)
Net cash provided by operating activities	585,001	424,701
Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(2,035,657)	(359,187)
Capital expenditures	(91,591)	(92,550)
Other	—	10,816
Net cash used in investing activities	(2,127,248)	(440,921)
Cash flows from financing activities:
Net borrowings (repayments) on settlement lines of credit	(206,009)	198,884
Proceeds from issuance of long-term debt	6,078,230	2,496,842
Principal payments of long-term debt	(3,691,608)	(2,148,907)
Payment of debt issuance costs	(63,382)	—
Repurchase of common stock	(135,954)	(372,387)
Proceeds from stock issued under share-based compensation plans	8,480	22,550
Common stock repurchased - share-based compensation plans	(12,236)	(15,690)
Tax benefit from share-based compensation plans	7,889	5,176
Purchase of subsidiary shares from noncontrolling interest	(7,550)	—
Proceeds from sale of subsidiary shares to noncontrolling interest	16,374	—
Distributions to noncontrolling interests	(23,308)	(39,753)
Dividends paid	(5,439)	(5,340)
Net cash provided by financing activities	1,965,487	141,375
Effect of exchange rate changes on cash	(29,251)	(56,288)
Increase in cash and cash equivalents	393,989	68,867
Cash and cash equivalents, beginning of the period	650,739	581,872
Cash and cash equivalents, end of the period	$1,044,728	$650,739

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
THREE MONTHS ENDED MAY 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended May 31, 2016
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustements[3]	Non-GAAP
Revenues	$747,064	$(126,196)	$—	$—	$620,868

Operating income	$56,202	$—	$118,258	$—	$174,460

Net income attributable to Global Payments	$37,188	$—	$117,163	$(51,339)	$103,012

Diluted earnings per share[4]	$0.26				$0.73

	Three Months Ended May 31, 2015
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustements[3]	Non-GAAP
Revenues	$706,549	$(210,291)	$—	$—	$496,258

Operating income	$103,600	$—	$33,592	$—	$137,192

Net income attributable to Global Payments	$65,325	$—	$28,953	$(10,019)	$84,259

Diluted earnings per share[4]	$0.49				$0.64

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended May 31, 2016 include $52.2 million and $66.1 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $51.9 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.6 million, acquisition-related costs of $45.1 million, employee termination benefits and a reserve for litigation in Russia. Earnings adjustments to net income attributable to Global Payments include the items affecting operating income as well as noncontrolling interests, net of tax.

Earnings adjustments to operating income for the three months ended May 31, 2015 include $18.4 million and $15.2 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles. Adjustments to selling, general and administrative expenses include share-based compensation expense of $5.5 million and other adjustments of $9.7 million, including employee termination benefits, non-cash losses from the retirement of property and equipment and a transaction-related tax associated with our acquisition of Realex. Earnings adjustments to net income attributable to Global Payments include the items affecting operating income and the reversal of previously recorded interest expense associated with a previously uncertain tax position as well as noncontrolling interests, net of tax.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to operating income and, for the three months ended May 31, 2016, the removal of a tax benefit of $10.9 million associated with our decision to indefinitely reinvest earnings in Canada. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

4 Cash diluted EPS is calculated by dividing cash net income attributable to Global Payments by the diluted weighted-average number of shares outstanding. The shares outstanding and diluted earnings per share for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED MAY 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended May 31, 2016
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$2,898,150	$(725,057)	$—	$—	$2,173,093

Operating income	$424,944	$—	$208,699	$—	$633,643

Net income attributable to Global Payments	$271,666	$—	$204,734	$(79,779)	$396,621

Diluted earnings per share[4]	$2.04				$2.98

	Year Ended May 31, 2015
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$2,773,718	$(822,702)	$1,876	$—	$1,952,892

Operating income	$456,597	$—	$103,410	$—	$560,007

Net income attributable to Global Payments	$278,040	$—	$95,312	$(33,268)	$340,084

Diluted earnings per share[4]	$2.06				$2.52

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the year ended May 31, 2016 include reductions of $114.3 million and $94.4 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $115.9 million partially offset by recoveries associated with a U.K. vendor outage. Adjustments to selling, general and administrative expenses include share-based compensation expense of $30.1 million, acquisition-related costs of $51.3 million, employee termination benefits and a reserve for litigation in Russia. Earnings adjustments to net income attributable to Global Payments include the items affecting operating income as well as noncontrolling interests, net of tax.

Earnings adjustments to revenues for the year ended May 31, 2015 reflect payments to select U.K. customers related to a vendor outage. Earnings adjustments to operating income also include reductions of $72.6 million and $28.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles. Adjustments to selling, general and administrative expenses include share-based compensation expense of $20.3 million and other adjustments of $8.6 million, including employee termination benefits, non-cash losses from the retirement of property and equipment, a transaction-related tax associated with our acquisition of Realex, certain business tax assessments in the U.S. for prior periods and a gain on the sale of our Russia ATM business. Earnings adjustments to net income attributable to Global Payments include the items affecting operating income and the reversal of previously recorded interest expense associated with a previously uncertain tax position as well as noncontrolling interests, net of tax.

3 Income taxes on adjustments reflects the tax effect of earnings adjustments to operating income and, for the three months ended May 31, 2016, the removal of a tax benefit of $10.9 million associated with our decision to indefinitely reinvest earnings in Canada. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

4 Cash diluted EPS is calculated by dividing cash net income attributable to Global Payments by the diluted weighted-average number of shares outstanding. The shares outstanding and diluted earnings per share for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED MAY 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended May 31,
	2016				2015
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$532,372	$(104,806)	$—	$427,566	$503,044	$(188,930)	$—	$314,114
Europe	158,524	(21,390)	—	137,134	154,827	(21,361)	—	133,466
Asia-Pacific	56,168	—	—	56,168	48,678	—	—	48,678
	$747,064	$(126,196)	$—	$620,868	$706,549	$(210,291)	$—	$496,258

Operating income:
North America	$73,612	$—	$44,036	$117,648	$74,233	$—	$11,267	$85,500
Europe	51,036	—	14,540	65,576	55,696	—	10,381	66,077
Asia-Pacific	10,628	—	4,152	14,780	9,068	—	1,603	10,671
Corporate	(79,074)	—	55,530	(23,544)	(35,397)	—	10,341	(25,056)
	$56,202	$—	$118,258	$174,460	$103,600	$—	$33,592	$137,192

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended May 31, 2016 include $52.2 million and $66.1 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $51.9 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.6 million, acquisition-related costs of $45.1 million, employee termination benefits and a reserve for litigation in Russia.

Earnings adjustments to operating income for the three months ended May 31, 2015 include $18.4 million and $15.2 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles. Adjustments to selling, general and administrative expenses include share-based compensation expense of $5.5 million and other adjustments of $9.7 million, including employee termination benefits, non-cash losses from the retirement of property and equipment and a transaction-related tax associated with our acquisition of Realex.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED MAY 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year ended May 31,
	2016				2015
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$2,052,623	$(647,121)	$—	$1,405,502	$1,968,890	$(740,556)	$—	$1,228,334
Europe	631,900	(77,936)	—	553,964	615,966	(82,146)	1,876	535,696
Asia-Pacific	213,627	—	—	213,627	188,862	—	—	188,862
	$2,898,150	$(725,057)	$—	$2,173,093	$2,773,718	$(822,702)	$1,876	$1,952,892

Operating income:
North America	$307,626	$—	$84,860	$392,486	$293,139	$—	$44,841	$337,980
Europe	244,837	—	30,861	275,698	240,014	—	26,754	266,768
Asia-Pacific	50,743	—	10,155	60,898	39,697	—	4,775	44,472
Corporate	(178,262)	—	82,823	(95,439)	(116,253)	—	27,040	(89,213)
	$424,944	$—	$208,699	$633,643	$456,597	$—	$103,410	$560,007

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the year ended May 31, 2016 include reductions of $114.3 million and $94.4 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $115.9 million partially offset by recoveries associated with a U.K. vendor outage. Adjustments to selling, general and administrative expenses include share-based compensation expense of $30.1 million, acquisition-related costs of $51.3 million, employee termination benefits and a reserve for litigation in Russia.

Earnings adjustments to revenues for the year ended May 31, 2015 reflect payments to select U.K. customers related to a vendor outage. Earnings adjustments to operating income also include reductions of $72.6 million and $28.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles. Adjustments to selling, general and administrative expenses include share-based compensation expense of $20.3 million and other adjustments of $8.6 million, including employee termination benefits, non-cash losses from the retirement of property and equipment, a transaction-related tax associated with our acquisition of Realex, certain business tax assessments in the U.S. for prior periods and a gain on the sale of our Russia ATM business.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	Fiscal 2016 Actual	Fiscal 2017 Outlook	% Change
Revenues:
GAAP Revenues	$2.90	$3.70 to $3.80	27% to 32%
Adjustments[1]	(0.73)	(0.50)
Adjusted Net Revenue	$2.17	$3.20 to $3.30	47% to 52%

Earnings Per Share:
GAAP Diluted EPS	$2.04	$1.83 to $1.93	(10)% to (5)%
Amortization of acquired intangibles, share-based compensation expense and non-recurring items[2]	0.94	1.57
Cash EPS	$2.98	$3.40 to $3.50	14% to 17%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 For fiscal 2016, see Schedule 7.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, operating income and earnings per share information determined in accordance with U.S. GAAP by providing operating income, net income and related earnings per share on a cash earnings basis and Adjusted Net Revenue to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes Adjusted Net Revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted Net Revenue and income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as substitutes for, revenues, income and earnings per share determined in accordance with GAAP. The measures of Adjusted Net Revenue and income and earnings per share on a cash earnings basis reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Revenue excludes gross-up related payments associated with certain wholesale lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.
Income and the related earnings per share on a cash earnings basis exclude amortization of acquired intangibles, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedule 6, Schedule 7, Schedule 8 and Schedule 9. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.